Exhibit 10.8

GLOBAL TECHNOLOGY ACQUISITION CORP. I

19 West 24th St.

10th Floor

New York, New York 10010

October 20, 2021

Global Technology Acquisition I Sponsor LP

19 West 24th St.

10th Floor

New York, New York 10010

Re: Administrative Services Agreement

Ladies and Gentlemen:

This Administrative Services Agreement (this “Agreement”) by and between Global Technology Acquisition Corp. I (the “Company”) and Global Technology Acquisition I Sponsor LP (the “Provider”), dated as of the date hereof, will confirm our agreement that, commencing on the date (the “Listing Date”) the securities of the Company are first listed on The Nasdaq Capital Market LLC and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”), the Provider, shall make available to the Company, at 19 West 24th St., 10th Floor, New York, New York 10010 (or any successor location or other existing office locations of the Provider or any of its affiliates), certain office space, utilities, and secretarial and administrative support services (including salaries of the Provider or its affiliates, including Global Technology Acquisition I Sponsor GP Ltd.) as may be reasonably requested by the Company. In exchange therefor, the Company shall pay the Provider the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date.

The Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to the conflict of law principles thereof.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Signature page follows]

Very truly yours,

GLOBAL TECHNOLOGY ACQUISITION CORP. I

By:	/s/ Claudia Gast
Name: Claudia Gast
Title: Director

ACCEPTED AND AGREED TO BY:

GLOBAL TECHNOLOGY ACQUISITION I SPONSOR LP By: Global Technology Acquisition I Sponsor GP Ltd. Its: General Partner

By:	/s/ Claudia Gast
Name: Claudia Gast
Title: Director

[Signature Page to Administrative Services Agreement]